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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

New England Business Service, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 2-69422, 2-72662, 33-38925, 33-43900 and 33-56227 and 333-32719 of New England
Business Service, Inc. on Form S-8 and Registration Statement No. 333-26499 of New England Business Service, Inc. on Form S-3 of our report dated August 4, 1997, appearing in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 28, 1997.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 12, 1997